Exhibit 10.13
LANVISION SYSTEMS, INC.

LEASE FOR OFFICE SPACE BETWEEN GREEN REALTY CORPORATION AND LANVISION, INC., DATED APRIL 7, 1997

                                     LEASE
                                     -----

       This Lease, executed as of this date of April 7, 1997, by and    between
GREEN REALTY CORPORATION (hereinafter referred to as "Lessor"), and LAN VISION, INC., a(n) OHIO corporation, (hereinafter referred to as "Lessee").

                             W I T N E S S E T H :

I. DEMISE AND TERM. Lessor, for and in consideration of the rents herein reserved and the covenants and agreements herein contained and expressed on the part of Lessee to be kept, performed and fulfilled, hereby demises and lets unto Lessee, and Lessee hereby leases from Lessor the Premises (hereinafter sometimes referred to as the Demised Premises) consisting of approximately 10,000 square feet of office space in the building known as 5481 CREEK ROAD, Cincinnati, Ohio, and more particularly shown on the drawing attached hereto as Exhibit A and made a part hereof.

       To have and to hold the Demised Premises, together with all privileges, rights and easements thereunto appertaining and belonging unto Lessee, for and during the term of THREE (3) years commencing upon APRIL 15, 1997 (the commencement date), and ending APRIL 14, 2000 unless sooner terminated as herein provided, subject to the rents, terms and conditions herein contained. Lessee shall have the right to possession of the premises on the date of the full execution of this Lease. From said time until the commencement date, Lessee shall assume all obligations under the Lease other than its obligation to pay rent.

II.    RENTAL.

       A. Lessee shall pay Lessor as Rent for the Demised Premises, subject to Section XXVIII of this Lease, without prior notice or demand, monthly rental as follows:

                  ---------------------------------------- -------------- -------------- -----------
                                                              Monthly         Annual        Rent/
                                   Year                         Rent           Rent          SF
                  ---------------------------------------- -------------- -------------- -----------
                      April 15, 1997 - April 14, 1998          $6,250.00     $75,000.00       $7.50
                  ---------------------------------------- -------------- -------------- -----------
                      April 15, 1998 - April 14, 1999           6,250.00      75,000.00        7.50
                  ---------------------------------------- -------------- -------------- -----------
                      April 15, 1999 - April 14, 2000           6,250.00      75,000.00        7.50
                  ---------------------------------------- -------------- -------------- -----------

Such Rent shall be payable in advance, on the first day of each and every month during said term. Rent shall be due on the first (1st) and late after the fifth
(5th).

III.          RIGHT TO RENEW.




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

         A. Lessor grants Lessee the right and option to renew the Lease Term for one (1) additional period of three (3) years (April 15, 2000 through April 14, 2003). The Lease Term shall be extended for the renewal period provided:
(a) written notice of Lessee's election to exercise its right and option to renew the Lease Term is given to the Lessor at lease one hundred twenty (120) days prior to the expiration of the Lease Term and (b) no default then exists under the Lease. If Lessee renews the Lease Term as aforesaid, then the Lease Term shall be duly extended for the applicable renewal period upon all of the same terms, provisions and conditions, except as hereinafter provided and all references contained in this lease to the Lease Term shall be construed to refer to the Lease Term as extended, whether or not specific reference thereto is made to this Lease.

         B.   The rent during the renewal period of this Lease, subject to
Section XXVIII of this Lease, shall be as follows:

                ========================================= ============= ================ =============
                                  Year                    Monthly Rent    Annual Rent      Rent/SF
                ========================================= ============= ================ =============
                    April 15, 2000 - April 14, 2001          $6,441.69       $77,300.00         $7.73
                ----------------------------------------- ------------- ---------------- -------------
                    April 15, 2001 - April 14, 2002           6,633.33        79,600.00          7.96
                ----------------------------------------- ------------- ---------------- -------------
                    April 15, 2002 - April 14, 2003           6,833.33        82,000.00          8.20
                ----------------------------------------- ------------- ---------------- -------------

         C. At the time of said renewal, in the event that the approximate 3,000 square feet as identified on Exhibit B is still available for lease and Lessee has not exercised its Right of First Refusal on said space as outlined in Section XXVIII of this Lease, Lessee shall, from the renewal date forward, lease all of said 3,000 square feet of space in addition to the approximate 10,000 square feet identified in Section I of the Lease. Rent for said approximate 3,000 square feet of space shall be at the same rental per square foot as that outlined in Section III B of this Lease.

         D. The Rent during the renewal period (determined as aforesaid) shall be paid in equal monthly installments, payable in advance on the first day of each and every month.

IV. UTILITIES. Lessee shall pay or cause to be paid all charges, costs and/or taxes for water, sewer, stormwater management, gas, heat, electricity, light, telephone service, waste disposal or any other similar communication or utility services of any kind or nature used in or rendered to the Demised Premises or any part thereof. All utilities shall be, at the option of Lessor, either separately metered and paid directly by Lessee to the appropriate entity or prorated and billed to Lessee and promptly paid to Lessor by Lessee.

V. MAINTENANCE, JANITORIAL, REPAIR, SURRENDER OF PREMISES, ALTERATIONS. Except as specifically stated elsewhere in this Lease, Lessee shall, at Lessee's sole cost and expense at all times, keep the interior of the Demised Premises and every part and system thereof, in good order, condition and repair, structural and non-structural, including, all equipment and facilities serving the Demised Premises, such as heating, air conditioning, ventilating, lighting, including replacement of bulbs, systems and equipment, fire hydrants, fixtures, walls, ceilings, floors, windows, doors, plate glass, doors, dock doors, levelers and related equipment, and skylights. In


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

the event that replacement of the HVAC system is necessary, Lessor shall be responsible for said cost. Lessee shall not cause or permit any Hazardous Materials (defined below) to be spilled or released in, on, under or about the Demised Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or acquired, for clean-up of any contamination of, and for the maintenance, security and/or monitoring of the Demised Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Materials brought onto the Demised Premises by or for Lessee or under its control.

              Lessee, in keeping the Demised Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Unless stated otherwise in this Lease, Lessee's obligations shall include restoration, replacement or renewals where necessary to keep the interior of the Demised Premises and all improvements thereon or any part thereof in good order, condition and state of repair. Lessee shall not be responsible for restoration, replacement, or renewals where the need for such restoration, replacement, or renewals is due to reasonable and ordinary wear and tear.

              Lessor shall be responsible for all exterior improvements and maintenance, of the Demised Premises, including the roof and structural parts, and capital improvements of the parking areas. Lessee shall give reasonable advance notice to Lessor of required repairs to the roof or structure. Lessor shall be responsible for the removal of snow. To the extent not caused by Lessee's misuse or neglect, Lessor shall be responsible for the maintenance and repair of the plumbing, electrical and mechanical systems with the exception of the maintenance and repair of the HVAC system which shall be Lessee's responsibility only to the extent that the HVAC system serves the Demised Premises.

              Lessee further covenants and agrees that at the end of the term, it will deliver up the Demised Premises broom-clean, free of debris and in as good order and condition as they are at commencement hereof or may be put to thereafter, reasonable use and reasonable and ordinary wear and tear excepted. All of the obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's trade fixtures, furnishings, equipment, as well as the removal of any materials that are left by Lessee.

              Lessee shall be responsible for all interior janitorial service respecting the Demised Premises including trash removal.

              Lessee will make any changes to the Demised Premises required by any law, ordinance, judgment, decree or any official action by any governmental or quasi-governmental agency or authority under any police, health, safety, environmental, fire or other regulation, if said change is a direct result of Lessee's particular use of the Demised Premises.

              Lessee agrees to obtain a service contract on the HVAC system with a firm which is reasonably satisfactory to lessor. Such contract shall provide for at least quarterly inspections,



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

and with written reports to Lessor and Lessee. Lessee is only responsible for the cost of such service contract to the extent that the HVAC system serves the Demised Premises.

         Lessee covenants and agrees that it will neither do nor permit to be done any act or thing on the Demised Premises or elsewhere which will invalidate any insurance on the Demised Premises or increase the premiums for insurance thereon. Lessee's current use of the Premises is acceptable.

         Lessee may, at its own cost and expense, from time to time during the term of this Lease, make such alterations, additions and changes, structural and otherwise, in and to the Demised Premises as it finds necessary or convenient for its purposes; provided, however: (i) that Lessee shall indemnify and save harmless Lessor from all expenses, liens, claims of damages to any person or property arising out of or resulting from the undertaking or making of such alterations, additions and/or changes; (ii) that such alterations, additions and/or changes shall not decrease the value of the Demised Premises, and in no manner adversely affect the use thereof, or the rights of Lessor, such adverse affect to be determined in Lessor's sole opinion; an (iii) that written consent shall be first obtained from Lessor before undertaking the same, which consent shall not be unreasonably withheld. Such consent may, at the option of Lessor, be either on the basis that Lessee shall restore the Demised Premises to substantially their original condition at the termination of this Lease, or that no restoration will be required. All trade fixtures, trade apparatus, trade machinery and trade equipment placed on the Demised Premises at the expense of Lessee shall remain the property of Lessee, and may be removed by Lessee at any time prior to and upon termination of this Lease. Copies of all plans and specifications, including as-built plans, shall be provided to Lessor by Lessee.

VI. REAL ESTATE TAXES AND ASSESSMENTS. Lessor shall be responsible for the payment of all real estate taxes and assessments regarding the Demised Premises.

VII. LESSEE IMPROVEMENTS. Lessor, at its sole cost and expense prior to the commencement date, shall construct the following improvements for Lessee.

              -       Install new carpet in the Demised Premises.

              -       Paint the Demised Premises.

              -       Repair/fix all lighting and electrical, where needed.

VIII.    FIRE AND CASUALTY.

         If the Demised Premises shall be damaged by fire, the elements, or other casualty, but are not thereby rendered untenantable in whole or in part, Lessor shall promptly cause such damage to be repaired, and the Rent shall not be abated. If by reason of such occurrence, the Demised Premises shall be rendered untenantable only in part, Lessor shall promptly cause the damage to be repaired, and the Rent meanwhile shall be abated proportionately as to the portion of the Demised Premises rendered untenantable. If the Demised Premises shall be rendered




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



wholly untenantable by reason of such occurrence the Lessor shall cause such damage to be repaired, and the Rent meanwhile shall abate until the Demised Premises have been restored and rendered tenantable, or if the damage is so serious that it cannot reasonably be repaired within sixty (60) days as to Lessee and one hundred twenty (120) days as to Lessor, Lessor or the Lessee may at its election, terminate this Lease by giving to the other party within the thirty (30) days following the date of such occurrence, written notice of its election so to do and in the event of such termination Rent shall be adjusted as of such occurrence.

IX.      INSURANCE.

         A. Lessor shall insure the building and keep it insured during the term against loss or damage by fire or other casualty normally covered by extended coverage endorsements.

         B. Lessee shall at all times maintain at its expense the following insurance in respect to the Demised Premises:

              1. General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises and the adjoining streets, sidewalks and passageways, with limits of not less than Two Million Dollars ($2,000,000.00) with respect to bodily injury or death to any one person, not less than Two Million Dollars ($2,000,000.00) with respect to any one accident, and not less than One Million Dollars ($1,000,000.00) with respect to property damage.

              2. Workers' compensation insurance or comparable insurance under applicable laws covering all persons employed in connection with any work done on or about the premises for which claims for death or bodily injury could be asserted against Lessor, Lessee or the premises.

              3. Plate glass insurance for the full replacement cost of all glass on the premises.


         C. All insurance to be provided by Lessee pursuant to this Lease shall be written by companies acceptable to Lessor, and all such insurance shall name as the insured parties Lessor, Lessee, and any property manager for Lessor, and Lessor's mortgagee (as their respective interests may appear).

         D. Insurance claims by reason of damage to or destruction of any portion of the Demised Premises shall be payable to Lessor and/or Lessor's mortgagee, or an insurance trustee, if so required by Lessor and/or Lessor's mortgagee.

         E. Every policy required by this Lease shall contain an agreement by the insurer that it will not cancel or modify such policy, except after thirty
(30) days' prior written notice to Lessor and/or Lessor's mortgagee, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the insured, and notwithstanding: (i) the occupation or use of the Demised Premises for purposes more hazardous than permitted by the terms of such


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

policy; (ii) any foreclosure or other action or proceeding taken by any mortgagee or notice of sale relating to the premises; or (iii) any change in title to or ownership of the Demised Premises.

       F. Lessee shall deliver to Lessor, within seven (7) days from the date of the execution and delivery of this Lease, certificates of the insurers satisfactory to Lessor and Lessor's mortgagee, evidencing all the insurance which is required to be maintained by Lessee hereunder, and Lessee shall maintain such insurance continuously throughout the term hereof. Lessee shall, as soon as practicable, but in all events within thirty (30) days of the renewal date of any such insurance, deliver additional certificates of the insurers satisfactory to Lessor, evidencing the renewal of such insurance. Should Lessee fail to effect, maintain or renew any insurance provided for in this section or to pay the premium therefor, or to deliver to Lessor any of such certificates as required herein, then and in any of said events Lessor, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure such insurance shall be additional rent hereunder, and shall be repaid by Lessee within fifteen (15) business days following the date on which such expenditure shall be made by Lessor.

       G. Lessee agrees to carry adequate fire and extended coverage on all of Lessee's personal property located in the Demised Premises, including leasehold improvements, inventory, trade fixtures and other property installed or placed on the Demised Premises by Lessee.

X. INDEMNITY AND RIGHT OF ENTRY. Lessee will indemnify and hold harmless Lessor from all claims, demands and damages for injuries to persons or property arising solely from occupancy or use of the Demised Premises by Lessee, and from any and all other claims, demands, liens, damages, fines or penalties of whatever name, nature of kind, solely chargeable to, or payable for, or in respect of the use or occupancy of the Demised Premises by Lessee, or from any act or omission of Lessee, its servants, its agents, representatives, tenants, guests, invitees, licensees or any other person, firm or corporation in, about or adjacent to the Demised Premises. The foregoing indemnification shall not apply to claims, demands, or damages resulting from Lessor's negligence or willful misconduct. In the event that any suit, action or proceeding predicated upon (1) an alleged breach of undertaking by either party under the terms of this Lease or (2) for or on account of which one party has covenanted to indemnify the other party under the terms of this Lease or could be bound by law to so indemnify the other party, is instituted by one party against the other party, the non-prevailing party shall pay to the prevailing party all costs, expenses and attorney fees incurred by or imposed upon the prevailing party in prosecution or defense of any such suit, action, or proceeding.

       Lessee covenants and agrees that Lessor, or Lessor's agents or representatives, shall have the right, during normal business hours, upon twenty-four (24) hours notice to enter upon the Demised Premises for the purpose of examining the same and to observe the compliance or noncompliance by Lessee with the terms of this Lease, and for the purpose of exhibiting the same to prospective lessees with prior notice of the time during the last six (6) months of this Lease or as otherwise agreed between the parties. Lessee agrees to permit Lessor or Lessor's agents or representatives to enter into and upon the Demised Premises at any time in case of emergency.

XI. PROVISION FOR NOTICE. All notices which may be proper or necessary for the parties to serve upon each other shall be served by registered or certified mail, postage prepaid, or by nationally recognized overnight delivery services as follows:

              To Lessor:       GREEN REALTY CORPORATION
                               9900 CARVER ROAD, SUITE 200
                               CINCINNATI, OHIO 45242

              To Lessee:       LAN VISION, INC.
                               ONE FINANCIAL WAY, SUITE 400
                               CINCINNATI, OH 45242
                               ATTN: GENERAL COUNSEL

or such other address as either party may direct in writing from time to time. Service of any such notice or demand shall be deemed completed twenty-four (24) hours after deposit thereof in the U.S. mail, or the day after delivery to the overnight delivery service.

XII.    TITLE AND CONDITION; HAZARDOUS MATERIALS.

        A. The Demised Premises are leased subject to: (i) the existing state of the title thereof as of the commencement of the term of this Lease; (ii) any state of facts which an accurate survey or physical inspection thereof might show; and (iii) all zoning regulations and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction. Except as specifically set out herein, the land, buildings, structures and other improvements comprising a part of the Demised Premises are leased subject to their condition as of the commencement of the term of this Lease and without representation or warranty of any kind by Lessor, including, without limitation, any representation or warranty with respect to environmental matters.

        B. HAZARDOUS MATERIALS. To the best of its actual knowledge, Lessor has at all times, including the present, complied with all federal, state and local environmental laws, rules and regulations applicable to its operations. Except as disclosed to lessee, no hazardous substance, contaminant, solid waste or material, toxic substance, petroleum product, distillate or residue, or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC section .9601 et seq., the Resource Conservation and recovery Act of 1976, 42 USC sections .6901 et seq., or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment, rule ore regulation relating to the environment or the protection of human health ("Environmental Laws") (collectively, "Hazardous Materials"), have been released, emitted or discharged by Lessor, nor does Lessor have any knowledge of such release, emission or discharge by any other person(s) or entities.

XIII. ASSIGNMENT OR SALE. Lessee may not assign this Lease, nor sublet the Demised Premises or any portion thereof, without first obtaining the prior written consent of Lessor, not to be unreasonably withheld. Any consent by Lessor to a assignment or subletting shall not in any manner be construed to relieve Lessee or any assignee or sublessee from obtaining the consent in writing of Lessor to any further assignment or subletting, and in all events, Lessee shall remain primarily liable for the payment of rent herein reserved and for the performance of all of the other terms of this Lease required to be performed by Lessee.

       Lessor may assign this lease or any partial interest herein, any may also sell, convey and mortgage the Demised Premises, subject to the term of this Lease.

XIV. QUIET ENJOYMENT. Lessor covenants and agrees that, subject to any mortgages now of record or hereafter placed of record, it is the owner of the Demised Premises and Lessee, if the covenants of this Lease to be paid and performed by Lessee are paid and performed, shall have peaceable possession and quiet enjoyment of the Demised Premises throughout the term of this Lease without any hindrance or molestation by Lessor, or any person claiming lawfully under Lessor.

XV.    DEFAULT.

       A. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Lessee:

            1. Lessee shall fail to pay any monthly installment of rent within five (5) days after written notice from Lessor that the same shall be due and payable.

            2. Lessee shall fail to perform or observe any term, condition, covenant or obligation, other than the payment of rent, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Lessor; or such longer period, if the term, condition, covenant or obligation to be performed within such thirty (30) day period cannot, due to its nature, be performed within such thirty (30) day period and Lessee commences or perform within such thirty (30) day period, and thereafter diligently undertakes to complete the same.

            3. A trustee or receiver shall be appointed to take possession of substantially all of Lessee's assets in, on or about the Demised Premises or of Lessee's interest in this Lease (and Lessee does not regain possession within sixty (60) days after such appointment); Lessee makes an assignment for the benefit of creditors; or substantially all of Lessee's assets in, on or about the Demised Premises or Lessee's interest in this Lease are attached or levied upon under execution (and Lessee does not discharge the same within sixty (60) days thereafter).

            4. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Lessee, pursuant to any federal or state statute (and, with respect to any such petition filed against it, lessee fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

         B. Upon the occurrence of any event of default, as set forth above, Lessor shall have the following rights and remedies, in addition to those allowed by law or equity, and one or more of which may be exercised after ten
(10) days notice to Lessee:

              1. Lessor may apply the security deposit and/or re-enter the Demised Premises and cure any default of Lessee, in which event Lessee shall reimburse Lessor as additional rent for any cost and expenses which Lessor may incur to cure such default.

              2. Lessor may terminate this Lease as of the date of such default, in which event: (i) neither Lessee, nor any person claiming under or through Lessee, shall thereafter be entitled to possession of the Demised Premises, and Lessee shall immediately thereafter surrender the premises to Lessor; (ii) Lessor may re-enter the Demised Premises and dispossess Lessee or any other occupants of the premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease, Lessor may re-let all or any part of the Demised Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease, and for reasonable rent and on reasonable terms and conditions different from those contained herein, whereupon Lessee shall be obligated to pay to Lessor as liquidated damages the difference between the rent provided for herein and that provided for any Lease covering a subsequent re-letting of the Demised Premises, for a period which would otherwise have constituted the balance of the term of this Lease, together with a proportional amount of all of Lessor's reasonable costs and expenses for preparing the premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Lessor may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified in clauses A and B above shall survive the termination of this Lease.

              3. Lessor may sue for injunctive relief, or to recover damages for any loss resulting from the breach.

XVI. WAIVER. It is further mutually covenanted and agreed between the parties hereto that no waiver of any covenant, agreement, stipulation or condition of this Lease shall be construed to be a waiver of any succeeding breach of the same covenant, agreement, stipulation or condition; that the payment by Lessee, or the receipt by Lessor, of rent with knowledge of the breach by the other party of any covenant hereof shall not be deemed a waiver of such breach; and further, that all covenants, stipulations, conditions, and agreements herein contained shall run with the land, and bind and inure to the benefit of, as the case may require, the heirs, executors, administrators, successors and assigns of the parties hereto and to grantees of Lessor, as fully as if such words were written whenever reference to Lessor and Lessee occur in this Lease, except that no assignment by lessee in violation of the provisions of this Lease, shall vest any right in the assignee.

XVII. MORTGAGES. Lessor shall have the right to transfer, assign, mortgage and convey in whole or in part, the Demised Premises, and any and all rights of Lessor under this Lease, and nothing herein shall be construed as a restriction upon Lessor so doing. This Lease shall be subject and subordinate to any mortgage or other financing arrangement and to any renewal modification, consolidation, replacement and extension thereof now or thereafter placed upon or affecting the Demised Premises, or any part hereof, provided that so long as Lessee is not in default of any of the terms and conditions hereof, Lessee's rights, privileges and possession hereunder shall not be disturbed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, upon request, execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages or other financing arrangements as may be desired by the mortgagee or other lender. Lessee hereby appoints Lessor its attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee, should Lessee fail to execute and deliver same within ten (10) days of any request therefor. In the event of any sale or exchange of the Demised Premises by Lessor and assignment by Lessor hereof and acceptance by assignee of all responsibilities of Lessor. Lessor shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of such sale or exchange and assignment.

XVIII.   CONDEMNATION.

         A. If, during the term of this Lease, all of the Demised Premises, or such a substantial part of the premises so as to render the remaining as the same may be restored, unusable for the purposes for which the premises were leased, shall be taken by appropriation for public, or quasi-public use, under the right of eminent domain, then all of the proceeds of such appropriation shall be paid to Lessor, and Lessee shall have no claim to any part thereof, except as set out below, and this Lease shall be canceled as of the date of such taking, provided, however, Lessee may claim such damages it suffered with respect to its trade fixtures, personal property and its improvements to the real property from the condemning authority.

         B. If, during the term of this Lease, a part but not all of the Demised Premises shall be taken by appropriation for public, or quasi-public use, under the right of eminent domain and this Lease shall not terminate or be terminated under the provisions of subparagraph XVIII (A) hereof, then this Lease shall not be canceled, and shall apply to that part of the Demised Premises not so taken. In such event, all of the proceeds shall be paid to Lessor, and Lessee shall not be entitled to any part thereof (except for a reasonable amount for the depreciated value of its improvements), but the rental for the remaining term and the Required Purchase Price, as defined below, shall be equitably adjusted.

XIX. LIENS. Lessor shall have a first and best lien, paramount to all others upon every right and interest of Lessee to and in the Demised Premises and to and in this Lease, and in and to all improvements which become part of the real estate constituting the premises, as security for the payment of the entire amount of rent payable under this Lease, and for the payment of the entire amount of rent payable under this Lease, and for the payment of all monies payable under any obligation or engagement of Lessee contained in this Lease, and as security for the performance and observance of all and singular the covenants, agreements, conditions and obligations of this Lease to be performed and observed by Lessee.

XX. COMPLIANCE WITH LAWS, INSURANCE POLICIES, ETC.; USE. Further, Lessee, at its expense, shall cause the Demised Premises to comply with all federal, state, county, municipal and other governmental laws, statutes, rules, orders, regulations and ordinances applicable to the Demised Premises, or any part thereof or the use thereof, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may hereafter be enacted, involve a change of policy if said compliance is the direct result of Lessee's particular use of the Demised Premises. Lessee shall obtain and pay for all permits and appraisals required for Lessee's occupancy of the Demised Premises, and shall promptly take all substantial and non-substantial actions necessary to comply with all statues, ordinances, rules, regulations, orders and requirements regulating the use by Lessee of the Demised Premises, including, without limitation, the Occupational Safety and Health Act. All materials used or kept on or about the Demised Premises shall be self-contained in governmentally approved containers which shall not be opened, disturbed or stored on the Demised Premises. Lessee shall not mix, process or handle hazardous contents on the Demised Premises. Lessee shall comply with all Environmental Laws and laws pertaining to the control of Hazardous Materials, and shall indemnify and hold Lessor and Lessor's lender(s) harmless from any and all loss, claims, damage or cost, including attorneys' fees arising out of or resulting from its failure to do so, civil and criminal penalties, natural resource damages, and diminution in value of the Demised Premises, or arising out of the presence of hazardous waste, bio-hazardous waste, asbestos, petro chemicals, toxic substances or the presence of other environmentally detrimental matter. Without limiting the foregoing, Lessee shall acquire all applicable permits required for the Demised Premises regarding stormwater discharges or run-off, including any National Pollutant Discharges elimination system permits, and shall comply with all applicable requirements, including monitoring requirements. Lessor, at its option, may elect to acquire permits, perform any and all stormwater discharge elimination plans and monitoring as required by any governmental authority, and Lessee agrees to reimburse Lessor for same. Lessee will not permit nor place any fuel storage tanks or pumps on the Demised Premises, and shall keep the Demised Premises free of environmental hazards of any kind or nature. Lessee shall only use the Demised Premises as follows: OFFICES.

XXI. ARTICLE HEADINGS. The article headings in this Lease are inserted only as a matter of convenience for reference and in no way define, limit or describe the scope or intent of this Lease or affect this Lease.

XXII. MEMORANDUM OF LEASE. In the event either Lessor or Lessee determine to record this Lease, a short form memorandum of Lease shall be recorded in lieu of the original Lease. Such short form memorandum shall be executed by both parties, but shall not in any way vary or revoke the terms of this Lease.

XXIII. ESTOPPEL CERTIFICATE. Lessee shall from time to time, upon not less than ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor an estoppel certificate, certifying that this Lease is in full force and effect; the dates to which rents have been paid; and whether Lessor is in default, and if so, specifying the nature of the default; and that the Lease is in full force and effect, as modified, and listing instruments of modification. It is intended that such estoppel certificate may be relied on by a prospective purchaser of Lessor's interest, or mortgagee or assignee of any mortgage upon the Demised Premises.

XXIV. SECURITY DEPOSIT. Concurrently with Lessee's execution hereof, Lessee has deposited with Lessor the sum of SIX THOUSAND TWO HUNDRED FIFTY Dollars ($6,250.00), the receipt of which is hereby acknowledged, as security for the payment by Lessee of the rent or other charges to be paid and for the faithful performance by Lessee of all of the terms, conditions and covenants of this Lease. If at any time during the term of this Lease, Lessee shall be in default in the performance of any provisions of this Lease, Lessor shall have the right to use the security deposit, or so much thereof as is necessary, in payment of rental or other charges in default, reimbursement of any expenses incurred by Lessor, and in payment of any damages incurred by Lessor by reason of Lessee's default. If any portion of said deposit is so used or applied, Lessee shall, within ten (10) days after written demand therefore from Lessor, remit to Lessor a sufficient amount out restore the security deposit to its original amount.

         In the event the security deposit has not been utilized as aforesaid, the security deposit, or so much thereof as has not been utilized for such purposes, shall be refunded to Lessee, without interest, upon full performance of all of the terms of this Lease by Lessee, within ten (10) days of the termination of this Lease.

         Lessor shall have the right to commingle the security deposit with other funds of Lessor. Lessor shall have the right to deliver the security deposit to any successor in interest to Lessor's interest in the Demised Premises. Thereupon, Lessor shall be discharged from further liability with respect to such security deposit provided assignee assumes all responsibilities (past and future) of Lessor. If claims of Lessor exceed the security deposit, Lessee shall remain liable for the balance of such claims.

         Lessee may not assign its right to the security deposit in whole or in part.

XXV.     NO COUNTERCLAIM, ABATEMENT, ETC.

         There shall be no abatement, deduction or offset whatsoever with regard to any amounts due from the Lessee to the Lessor under Sections II, III or XXVIII of this Lease.

XXVI. LIMITATION OF LESSOR'S PERSONAL LIABILITY. Lessee specifically agrees to look solely to Lessor's interest in the Real Property and the Building for the recovery of any judgment from Lessor, it being agreed that neither Lessor nor any of its partners shall ever be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor.

XXVII. HOLDING OVER. In the event of holding over by Lessee after expiration or termination of this Lease, Lessee shall pay one hundred fifty percent (150%) the Rent (calculated on the basis of Rent with respect to the month immediately preceding the month in which expiration or termination occurs) for the entire holdover period. No holding over by Lessee after the term of this Lease shall be construed to extend the term of this Lease. In the event of any unauthorized holding over, Lessee shall also indemnify Lessor against all claims for damages by any other tenant to whom Lessor may have leased all or any part of the Demised Premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

XXVIII. RIGHT OF FIRST REFUSAL. Lessee shall have the first right of refusal to lease the approximately 3,000 square feet of space marked on Exhibit B, attached hereto and incorporated herein, within twenty one (21) days of written notice from Lessor. Rental for said approximate 3,000 square feet shall be the same rental per square foot as Lessee is paying under Section II or Section III of the Lease, with any applicable increases. This Right of First Refusal may only be exercised on the ENTIRE approximate 3,000 square feet of space marked on Exhibit C. At such time if and when said right of first refusal is exercised, the Demised Premises shall be defined in Section I of the Lease as 13,000 square feet of space.

XXIX.    MISCELLANEOUS.

         A.  If Lessor shall fail to pay any installment of Rent within five
(5) days after the date the same becomes due and payable, then Lessee shall also pay to Lessor a late payment service charge of five percent (5%) of the payment so overdue, in addition to and not in limitation of, any other remedy or right of Lessor herein.

         B. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         C. This Lease shall be construed and interpreted under the laws of the State of Ohio.

         D. PARKING. Lessee shall be entitled to the use of 40 parking spaces on site as identified as on the attached Exhibit C, incorporated herein.

         E. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications as Lessor deems necessary and desirable, and to cause the recordation of plats and restrictions, so long as such easements, rights, dedications and restrictions do not unreasonably interfere with the use of the Demised Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor.

         F. Lessor represents that Lessor owns the real estate in which the Demised Premises are located, and has the authority to provide quiet enjoyment of the Demised Premises, subject to liens, encumbrances and other matters of record.

         G.  EXHIBITS. Exhibits hereto are:

             Exhibit A: Description of Premises

              Exhibit B: Right of First Refusal Space

              Exhibit C: Parking

         H. Beginning on execution hereof, Lessee agrees to promptly deliver to Lessor certified copies of Lessee's financial statements.

         I. AMENDMENT. This Lease may not be amended, altered, or changed except by an instrument in writing signed by both parties hereto.

         I. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto. Lessee acknowledges and agrees that Lessee has not relied upon any representations or any prior written or oral promises, warranties or agreements except such as are provided herein. The headings of this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

              IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands the day and year first above written.



WITNESSES:                                       LESSOR:
Signed and acknowledged in the presence of:
                                                 Green Realty Corporation
/s/ Angela M. Woodward
-------------------------                        By: /s/ Andrew Green
/s/ Kimberly Hume                                    ------------------------
-------------------------                        Its: President
                                                      -----------------------

                                                 LESSEE:
                                                 Lan Vision, Inc.

Signed and acknowledged in the presence of:      By: /s/ Thomas E. Perazzo
                                                     -------------------------
/s/ Alan J. Hartman                              Its: Chief Financial Officer
-------------------------                             ------------------------
/s/ Kimberly S. Farris
-------------------------

Exhibit A [Description of Premises is a floor plan map]

Exhibit B [Right of First Refusal space is a floor plan map]

Exhibit C [Parking is a parking lot map]

                                 LESSOR NOTARY
                                 -------------

STATE OF      }
              } SS:
COUNTY OF     }

              BE IT REMEMBERED that on this 8 day of April, 1997 before me, the subscribed notary public, personally appeared Andrew Green who, I am satisfied, is the person who signed the within instrument as President of Green Realty, and he thereupon acknowledged that said instrument made by such corporation was signed, sealed with its corporate seal and delivered by him as such officer, and is his voluntary act and deed and is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                               /s/ Aristea Argeros
                                   -----------------------
                                   Notary Public

My commission expires:
                                 [NOTARIAL SEAL]
Sept. 23, 2001
------------------

                                 LESSEE NOTARY
                                 -------------

STATE OF Ohio         }
                      } SS:
COUNTY OF Hamilton    }

              BE IT REMEMBERED that on this 4th day of April, 1997 before me, the subscribed notary public, personally appeared Thomas E. Perazzo who, I am satisfied, is the person who signed the within instrument as Chief Financial Officer of LanVision, Inc., and he thereupon acknowledged that said instrument made by such corporation was signed, sealed with its corporate seal and delivered by him as such officer, and is his voluntary act and deed and is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                  /s/ Carol Daniels Richmond
                                  ------------------------------
                                  Notary Public

My commission expires:

September 30, 2001
---------------------


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